UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2007

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2007, The ServiceMaster Company (“ServiceMaster”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with CDRSVM Topco, Inc. (“Parent”) and CDRSVM Acquisition Co., Inc., a wholly owned subsidiary of Parent (“Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into ServiceMaster, with ServiceMaster as the surviving corporation of the merger (the “Merger”). As a result of the Merger, ServiceMaster will become a wholly owned subsidiary of Parent and each outstanding share of ServiceMaster common stock (other than shares as to which dissenters’ rights are perfected) will be converted into the right to receive $15.625 in cash. ServiceMaster has made customary representations and warranties and covenants in the Merger Agreement, including, among others (i) not to solicit takeover proposals or, subject to certain exceptions, furnish information to or enter into discussions or negotiations with third parties regarding takeover proposals, (ii) to cause a meeting of ServiceMaster’s stockholders to be held to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions, for ServiceMaster’s board of directors to recommend that ServiceMaster stockholders adopt the Merger Agreement. Consummation of the Merger is subject to customary closing conditions, including approval of the Merger Agreement by ServiceMaster’s stockholders, the expiration of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended, and the absence of certain legal impediments to the consummation of the Merger. The Merger Agreement further provides that ServiceMaster will be required, in the event the Merger Agreement is terminated under certain specified circumstances, to pay a fee to Parent of $100,000,000, and that Parent will be required to pay to, or cause to be paid to, ServiceMaster a fee of $100,000,000 if the Merger Agreement is terminated under certain specified circumstances because Parent and Sub fail to obtain the proceeds of the financing arrangements.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Long-Term Incentive Plan

(e) On March 15, 2007, the Board of Directors of ServiceMaster (the “Board”) adopted the 2007 Long-Term Incentive Plan (the “LTIP”), which is effective as of January 1, 2007. The purpose of the LTIP is to benefit ServiceMaster and its stockholders by linking a substantial portion of the compensation of key employees of ServiceMaster and its subsidiaries to the achievement of performance goals established by the Board or the Compensation and Leadership Development Committee (the “Committee”) relating to consolidated pre-tax income and revenue of ServiceMaster and its subsidiaries over a three-year performance period beginning January 1, 2007 and ending December 31, 2009. Awards granted under the LTIP will be in place of any equity grants otherwise awarded by ServiceMaster in March 2007 under the 2003 Equity Incentive Plan.

The LTIP will be administered by the Board, the Committee or any successor to the Committee designated by the Board.

The participation of ServiceMaster’s Chief Executive Officer in the LTIP is subject to approval of the Board, the participation of ServiceMaster’s other executive officers is subject to approval of the Committee and the participation of ServiceMaster’s employees other than its executive officers is subject to approval of ServiceMaster’s Chief Executive Officer. All of the foregoing approvals have been obtained.

The total target payout under the LTIP is $11,000,000 for the three-year performance period. The actual payout could range from $4,400,000 to $22,000,000, based on the achievement of performance goals established by the Board or the Committee and relating to consolidated pre-tax income and revenue over the three-year performance period. Individual target compensation levels are converted to a number of participation units (“Units”), with the LTIP divided into 110,000 Units, each Unit having a target value of $100.

The performance targets will be adjusted for extraordinary or unusual items, such as acquisitions of lines of business that substantially differ from the businesses of ServiceMaster as of January 1, 2007, divestitures of businesses where the pre-tax income or revenue of that business constitutes a part of the performance target prior to divestiture, changes in accounting principles which shall be consistently applied for all purposes of the LTIP, and restructuring and impairment charges. Acquisitions of businesses and assets within a similar line of business, including tuck-in acquisitions, will not result in an adjustment.

Incentive payments, if any, will consist entirely of cash, with any such payments to be made by March 15, 2010.

If a participant terminates employment for any reason prior to December 31, 2007, the participant’s Units will be forfeited.

If a participant’s employment is terminated on or after January 1, 2008 by ServiceMaster without cause or by reason of the participant’s death or disability, the participant will receive a prorated payout in cash with the amount of the payout determined on the basis of the LTIP performance through the end of the month immediately prior to the date of termination. If a participant’s employment is terminated for any other reason on or after January 1, 2008, including by ServiceMaster for cause or by reason of the participant’s resignation, the participant’s Units will be forfeited.

The Board may amend or terminate the LTIP for the purpose of complying with any law.

A copy of the LTIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP.

A copy of the form of Participation Unit Award Agreement to be used to evidence awards under the LTIP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On March 19, 2007, ServiceMaster held a conference call to discuss the announcement of the Merger Agreement. A copy of the transcript of ServiceMaster’s remarks is furnished as Exhibit 99.1 hereto.

Where You Can Find Additional Information

ServiceMaster will file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the acquisition of ServiceMaster by Clayton, Dubilier & Rice, Inc. and its co-investors.

SERVICEMASTER STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

ServiceMaster stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. ServiceMaster stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to The ServiceMaster Company, 3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515, Attention: Corporate Secretary, telephone: 630-663-2000, or from ServiceMaster’s website, www.svm.com.

ServiceMaster and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of ServiceMaster with respect to the proposed acquisition. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in ServiceMaster’s proxy statement relating to the proposed acquisition when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of ServiceMaster common stock as of March 8, 2006 is also set forth in ServiceMaster’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2006.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated as of March 18, 2007, among CDRSVM Topco, Inc., CDRSVM Acquisition Co., Inc. and The ServiceMaster Company.

10.1 2007 Long-Term Incentive Plan

10.2 2007 Long-Term Incentive Plan, Form of Participation Unit Award Agreement

99.1 Transcript of March 19, 2007 conference call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2007	THE SERVICEMASTER COMPANY

	By:	/s/ Jim L. Kaput
Jim L. Kaput
Senior Vice President and General Counsel